Exhibit 99.(q)(1)

BRINKER CAPITAL DESTINATIONS TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustees and/or officers of the above-referenced open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Trust”), a statutory trust organized under the laws of the State of Delaware, hereby constitute and appoint Brian Ferko, Peter Townsend and John J. O’Brien, each of them singly, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for us and in our name, place and stead, and in the capacities indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such counterparts will constitute one Power of Attorney.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands as of November 5, 2024.

/s/ Noreen D. Beaman	/s/ Joseph V. Del Raso
NOREEN D. BEAMAN	JOSEPH V. DEL RASO
INTERESTED TRUSTEE	TRUSTEE

/s/ Nicholas M. Marsini, Jr.	/s/ J. Scott Coleman
NICHOLAS M. MARSINI, JR.	J. SCOTT COLEMAN
TRUSTEE	TRUSTEE

/s/ Gregory E. McGowan
GREGORY E. MCGOWAN
TRUSTEE